UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LIQUIDMETAL TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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20321 Valencia Circle

Lake Forest, California 92630

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2018

To the Stockholders of Liquidmetal Technologies, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Liquidmetal Technologies, Inc. (the “Company”), which will be held at the Ayres Suites Mission Viejo, located at 28941 Los Alisos Blvd, Mission Viejo, California 92692, on November 15, 2018 at 9:00 A.M. local time, for the following purposes:

1.	To elect as directors the six nominees named in the accompanying proxy statement to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To hold an advisory vote on the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3.	To hold an advisory vote on the frequency of holding future advisory voters on the compensation of our named executive officers;

4.	To ratify the appointment of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2018; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 21, 2018 will be entitled to vote at the annual meeting. Information relating to the matters to be considered and voted on at the annual meeting is set forth in the accompanying proxy statement. We are also enclosing with the accompanying proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

YOUR VOTE IS VERY IMPORTANT. Please read the proxy statement and vote your shares as soon as possible. Our board of directors unanimously recommends a vote “FOR” the election of each of the six nominees for director named in the accompanying proxy statement, “FOR” approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2018.

If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet website. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet.

By Order of the Board of Directors,
/s/ Lugee Li
Chairman, President and Chief Executive Officer

October 5, 2018

20321 Valencia Circle

Lake Forest, California 92630

PROXY STATEMENT FOR
2018 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Liquidmetal Technologies, Inc. (“Liquidmetal,” the “Company,” “we,” “us” or “our”)  for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at the Ayres Suites Mission Viejo, located at 28941 Los Alisos Blvd, Mission Viejo, California 92692, on November 15, 2018, at 9:00 A.M. local time, and any adjournments or postponements of the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) is enclosed with this proxy statement.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On October 1, 2018, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who properly request paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be Held on

November 15, 2018:

This proxy statement and our 2017 Annual Report are available for viewing, printing and downloading at

www.proxyvote.com.

You can also find this proxy statement and our 2017 Annual Report on the Internet through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2017 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the “Commission” or the “SEC”) without charge as provided in the Notice or upon written request to Liquidmetal Technologies, Inc., Attention: Investor Relations at 20321 Valencia Circle, Lake Forest, California 92630. We will provide the 2017 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.

Certain documents referenced in this proxy statement are available on our website at www.liquidmetal.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

VOTING RIGHTS AND SOLICITATION

Voting Your Shares and Revocation of Proxies

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy.

The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on November, 14, 2018. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Your vote is very important.  You should submit your proxy even if you plan to attend the Annual Meeting.

All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.

A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:

•	filing with our Corporate Secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by telephone; or

•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Liquidmetal Technologies, Inc., Attention: Corporate Secretary, 20321 Valencia Circle, Lake Forest, California 92630. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or nominee, you must follow the instructions of your broker, bank or other nominee to revoke a previously given proxy.

If a proxy card does not specify how the proxy is to be voted, the shares represented by the proxy will be voted “FOR” the election of each of the six nominees for director named in the accompanying proxy statement, “FOR” approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2018.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. Our board of directors does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

Attendance at the Annual Meeting

Only our stockholders as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, bank or other nominee, you must bring proof of your ownership and photo identification to the Annual Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our stock as of the record date as acceptable proof of ownership. You must also contact your broker, bank or other nominee and follow their instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker, bank or other nominee.

Stockholders Entitled to Vote and Number of Votes

The record date for the Annual Meeting is September 21, 2018. Only stockholders of record as of the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.  As of the record date, there were 909,972,342 shares of our common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Each share of common stock is entitled to one vote on all proposals at the Annual Meeting.

Quorum and Votes Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.  Our bylaws provide that the holders of a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting must be present or represented by proxy in order to constitute a quorum for the transaction of any business.  Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present.  If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, such shares cannot be voted by the broker (a “broker non-vote”), although they will be counted in determining whether a quorum is present.  Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner.  Only Proposal 4 is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Proposal 1 – Election of Directors. Pursuant to our bylaws and Delaware law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote in the election. Neither broker non-votes nor abstentions will be included in the tabulation of the voting results for this proposal.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers. Approval (on a non-binding, advisory basis) of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter. Abstentions will have the same effect as votes against this proposal, but broker non-votes will have no effect on the voting results for this proposal.

Because this vote is advisory, the results of the vote are not binding on our board of directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our board of directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns.

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on Compensation of Named Executive Officers. With respect to the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, the frequency option (one year, two years or three years), if any, that receives the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter will be considered the frequency option preferred by our stockholders, although such vote will not be binding on us. Our board of directors recommends that you vote in favor of holding an advisory vote every three years. Abstentions will have the same effect as votes against this proposal, but broker non-votes will have no effect on the voting results for this proposal.

Proposal 4 - Ratification of Accountants. Ratification of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2018 will require the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter. Abstentions will have the same effect as votes against this proposal. The ratification of accountants is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Other Matters. In order to be approved, any other matter to properly come before the Annual Meeting will require the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Solicitation of Proxies

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.  Proxies solicited by this proxy statement will be returned to our Secretary and will be tabulated by an inspector of elections designated by our board of directors who will not be employed by us.

We will bear the entire cost of solicitation of proxies by mail on behalf of the board of directors.  Proxies also may be solicited by personal interview or by telephone by our directors, officers, and other employees without additional compensation.  We also have made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares held of record to the beneficial owners of such shares.  We will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected, each to serve a one-year term expiring at the 2019 annual meeting of stockholders and until his successor is elected and qualified.

Our board of directors has nominated for election Professor Lugee Li (“Professor Li”), Abdi Mahamedi, Walter Weyler, Vincent Carrubba, Tony Chung and Isaac Bresnick. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current board of directors to fill the vacancy.

For each person nominated to become a director there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies for which he serves, or has during the past five years served, as a director, and his age and length of service as one of our directors. In addition, for each person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion (by our board of directors) that the person should serve as a director. There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director except with respect to Professor Li as noted below.

Name	Age	Principal Occupation and Other Information
Lugee Li	58

Professor Li was elected by our board of directors to serve as our Chief Executive Officer in December 2016. Pursuant to the terms of the 2016 Purchase Agreement, Professor Li was appointed as a member of our board of directors in March 2016 and became Chairman of our board of directors in October 2016. Professor Li is the founder, Chairman, and majority shareholder of DongGuan Eontec Co. Ltd., a Hong Kong company listed on the Shenzen Stock Exchange engaged in the production of precision die-cast products and the research and development of new materials. Professor Li founded Eontec in 1993 and has served as Chairman since that date. At Eontec, Professor Li is responsible for strategic development and research and development. Professor Li is also the founder and sole shareholder of Leader Biomedical Limited, a Hong Kong company engaged in the supply of biomaterials and surgical implants. Professor Li serves as an analyst for the Institute of Metal Research at the Chinese Academy of Sciences and serves part-time as a professor at several universities in China. Professor Li owns Liquidmetal Technology Limited, a Hong Kong company and the investor in our 2016 Purchase Agreement. Our board of directors believes that Professor Li’s experience and knowledge in the areas of metal die casting and bulk metallic glasses makes him a valuable resource for our Company.

Abdi Mahamedi	55

Abdi Mahamedi has served as a director since May 2009 and served as Chairman of the board of directors from March 2010 through October 2016. Since 1987, Mr. Mahamedi has served as the President and Chief Executive Officer of Carlyle Development Group of Companies (“CDG”), which develops and manages residential and commercial properties in the United States on behalf of investors worldwide.  At CDG, Mr. Mahamedi evaluates and supervises all of the investment activities and management personnel.  Prior to joining CDG, Mr. Mahamedi founded Emanuel Land Company, a subsidiary of Emanuel & Company, a Wall Street investment banking firm, and served as a managing director for Emanuel Land Company from 1986 to 1987.  In 1983, Mr. Mahamedi received his B.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania, and in 1984 he received his M.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania. Our board of directors believes that Mr. Mahamedi’s experience and background make him a qualified and valuable member of our board of directors. In particular, his experience working with global investment companies and leading acquisition activities make him a valuable resource for our Company.

Walter Weyler	78

Mr. Weyler began serving on our board of directors in September 2015, after serving as a member of our technology board, a technology-focused advisory board, since October 2014. Mr. Weyler previously served, from 1995 to 2005, as the owner and president of Kinetics, Incorporated, a contract manufacturer of complex solid steel parts and a leader in metal injection molding. Prior to that time, Mr. Weyler served, from 1985 to 1993, as the president and chief operating officer and a director of Graco Inc., a publicly traded company that designs, manufactures and markets systems and equipment to move, measure, dispense and spray fluid and coating materials. Mr. Weyler has served as a member of the Oregon Symphony Board of Trustees since 2006 and a member of the Eliot Condominium Board since 2013. Mr. Weyler also served as a member of the Board of Trustees of the Oregon Museum of Science and Industry from 2011 to 2015. In particular, Mr. Weyler’s experience with coatings and metal injection molding businesses make him a valuable resource for our board of directors.

Vincent Carrubba	58

Vincent Carrubba began serving on our board of directors in October 2016. From September 2014 through the present, Mr. Carrubba has served as the CEO of Admiral Composite Technologies Inc. (“Admiral”), where he has developed new technologies for environmentally responsible and innovative building materials which represent Admiral’s product lines. Mr. Carrubba has also served as Admiral’s Chairman since its inception in 2009. From September 2014 through the present, Mr. Carrubba has served as the CEO of Asia Sourcing & Communications USA Inc. and he has served as its Chairman since its inception in 2013. From 2002 through August 2014, Mr. Carrubba served as the Director of research and development for Interdynamics Inc. and IDQ Holdings, where he was responsible for all research and development and quality control matters, including the management of engineering, legal, patenting, regulatory, insurance and consumer relations matters. From 1989 through 1992, Mr. Carrubba designed and installed the New York Stock Exchange telecommunications and information technology systems. Mr. Carrubba has held engineering and executive positions with Xerox, General Electric, Bristol-Meyers Squibb and AT&T and he is the inventor of several patents related to telecommunications, professional tools and consumer products. Mr. Carrubba received a Bachelor of Arts degree in Engineering Science and a Bachelor of Science Degree in Mechanical Engineering from Columbia University SEAS in 1982. Our board of directors believes that Mr. Carrubba’s experience and background make him a qualified and valuable member of our board of directors.

Tony Chung	48

Tony Chung was appointed to our board of directors in August 2017. Mr. Chung had previously served as the Company’s Chief Financial Officer from December 2008 to August 2017. Prior to joining the Company, he was the Chief Financial Officer of Solarcity, currently a division of Tesla Inc., that provides advanced solar technology solutions. In 2018, Mr. Chung co-founded Hebe Inc., a blockchain based healthcare provider, where he serves as General Counsel. He is also the Managing Director of Baypoint Ventures, a technology investment fund. Mr. Chung is an Attorney at Law and received a B.S. degree in business from UC Berkeley and a J.D. Degree from PCU Law School. Our board of directors believes that Mr. Chung’s experience and background make him a qualified and valuable member of our board of directors.

Isaac Bresnick	33

Isaac Bresnick began serving on our board of directors in October 2016 and was appointed to the role of Executive Administrator within the Company in November 2016. From October 2014 to November 2016, Mr. Bresnick served as Legal and Regulatory Affairs Director for the Leader Biomedical Group, a private company based in Hong Kong and operating from Amsterdam, the Netherlands. At Leader Biomedical, Mr. Bresnick was responsible for the direction and management of legal affairs, regulatory affairs, quality control and quality assurance, as well as for advising executive management of affiliated companies. From July 2013 to October 2017, Mr. Bresnick served as Director of aap Joints GmbH, a private company in Berlin, Germany. From January 2013 through June 2013, Mr. Bresnick provided full-time consulting services to AAP Orthopedics Ltd., a BVI company. Mr. Bresnick received his J.D. from the University of Connecticut School of Law in 2013, and his B.S. in Industrial Design from the University of Bridgeport in 2008. After completion of his undergraduate studies and continuing through his enrollment at the University of Connecticut, Mr. Bresnick worked as Senior Arrangements Designer for Electric Boat Corporation, a subsidiary of General Dynamics, from June 2008 to December 2012. Our board of directors believes that Mr. Bresnick’s experience and background make him a qualified and valuable member of our board of directors.

Our board of directors unanimously recommends the nominees for election as directors and urges each stockholder to vote “FOR” the nominees.

BOARD OF DIRECTORS

Board Meetings and Director Independence

During 2017, our board of directors held 5 meetings. All directors attended at least 75% of the meetings of the board of directors and the committees on which they served during 2017. In addition, the independent directors met in executive session periodically in 2017.

We have not established a policy with regard to the attendance of board members at annual stockholder meetings.

Our board of directors presently has six members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL 1—ELECTION OF DIRECTORS.” Our board of directors has determined that three of its current members, Mr. Mahamedi, Mr. Weyler and Mr. Carrubba are “independent directors” as defined under the rules of The NASDAQ Stock Market, Inc. Mr. Mahamedi serves as the Vice-Chairman of our board of directors.

Board Committees

The board of directors has established the following standing committees whose responsibilities are summarized as follows:

Compensation Committee. Mr. Carrubba serves as chairman of the Compensation Committee, and Mr. Mahamedi and Mr. Weyler serve as the other members of the Compensation Committee. Our board of directors has determined that each of Mr. Carrubba, Mr. Mahamedi, and Mr. Weyler is an “independent director” as defined by the rules of The NASDAQ Stock Market, Inc. applicable to members of a compensation committee. The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements and other executive officer benefits. The Compensation Committee also administers our equity incentive plans.

During 2017, the Compensation Committee held 3 meetings. The Compensation Committee is governed by a written charter approved by the board of directors. A copy of the Compensation Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

The Compensation Committee works with the Chairman of the Board and Chief Executive Officer and reviews and approves compensation decisions regarding senior management including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

Corporate Governance and Nominating Committee. Mr. Weyler serves as chairman of the Corporate Governance and Nominating Committee, and Mr. Mahamedi and Mr. Carrubba serve as the other members of the Corporate Governance and Nominating Committee (the “Governance Committee”). Our board of directors has determined that each of Mr. Weyler, Mr. Mahamedi, and Mr. Carrubba is an “independent director” as defined by the rules of The NASDAQ Stock Market, Inc. The Governance Committee is generally responsible for recommending to our full board of directors policies, procedures and practices designed to help ensure that our corporate governance policies, procedures and practices continue to assist the board of directors and our management in effectively and efficiently promoting the best interests of our stockholders. The Governance Committee is also responsible for selecting and recommending for approval by our board of directors and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the board committee members and chairmen, subject to board of directors ratification, as well as recommending to the board director nominees to fill vacancies or new positions on the board of directors or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law.

The Governance Committee’s principal functions include:

•	developing and maintaining our corporate governance policy guidelines;

•	developing and maintaining our codes of conduct and ethics;

•	overseeing the interpretation and enforcement of our Code of Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers;

•	evaluating the performance of our board of directors, its committees and committee chairmen and our directors; and

•

selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the board director nominees to fill vacancies or new positions on the board of directors or its committees that may occur from time to time.

During 2017, the Governance Committee held 1 meeting. The Governance Committee is governed by a written charter approved by our board of directors. A copy of the Governance Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

In identifying potential independent board of directors candidates with significant senior-level professional experience, the Governance Committee solicits candidates from the board of directors, senior management and others and may engage a search firm in the process. The Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the board of directors and the lead director if one has been appointed.

In general, in considering whether to recommend any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, the Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our board of directors. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our Governance Committee at the following address: Liquidmetal Technologies, Inc., Attention: Investor Relations, 20321 Valencia Circle, Lake Forest, California 92630. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Weyler serves as the chairman, and Mr. Mahamedi and Mr. Carrubba serve as the other members of, the Audit Committee. Our board of directors has determined that Mr. Weyler, Mr. Mahamedi and Mr. Carrubba are all “independent directors” as defined by the rules of The NASDAQ Stock Market, Inc. applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act. Our board of directors has not deemed any members of the current Audit Committee to be qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K or demonstrate “financial sophistication” as defined by the rules of The NASDAQ Stock Market, Inc. Following the departure of the previous Audit Committee Chairman on March 28, 2016, the Company is in the process of identifying a “new audit committee financial expert” and will make an appointment once a suitable individual is identified. The Audit Committee is appointed by our board of directors to assist our board of directors in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements and (3) the independence and performance of our internal and external auditors.

The Audit Committee’s principal functions include:

•

reviewing our annual audited financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

•

reviewing our quarterly financial statements with management and our independent auditor prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

•	recommending to the board of directors the appointment of, and continued evaluation of the performance of, our independent auditor;

•	approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;

•	reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;

•	reviewing significant reports to management prepared by our internal auditing department and management’s responses;

•	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and

•

reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

During 2017, the Audit Committee met 6 times. The Audit Committee is governed by a written charter approved by our board of directors. A copy of the Audit Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

Code of Ethics

Our board of directors has adopted a written Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers that applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller or persons performing similar functions. We have posted a current copy of the code on our website, www.liquidmetal.com, in the “Investors” section of the website. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers.

Leadership and Risk Oversight

Our board of directors as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by our full board of directors and by individual committees that are tasked by our board of directors with oversight of specific risks. The Audit Committee oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. The Compensation Committee evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.

On a regular basis our board of directors receives information and reports from committees, senior management and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. Our board of directors also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our board of directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee.

Communications with Board of Directors

Stockholders may communicate with the full board of directors or individual directors by submitting such communications in writing to Liquidmetal Technologies, Inc., Attention: Board of Directors (or the individual directors), 20321 Valencia Circle, Lake Forest, California 92630. Such communications will be delivered directly to the board of directors (or to the individual directors).

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote of our stockholders on the compensation of our named executive officers, as required by Section 14A of the Exchange Act. Our board of directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement. Since the vote is advisory in nature, the results will not be binding on our board of directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our board of directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns.

Following our 2013 annual stockholder meeting, we considered the voting results on the non-binding stockholder vote on the frequency of holding advisory votes on the compensation of our named executive officers. Based on all of the factors taken into consideration, we decided to hold an annual advisory vote on the compensation of our named executive officers until our 2018 annual stockholder meeting, and therefore at the Annual Meeting stockholders are being asked again on how frequently we should hold the advisory vote to approve the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY recommends AND URGES EACH STOCKHOLDER TO vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are also seeking a vote, on a non-binding, advisory basis, on a resolution regarding the frequency of future advisory votes the compensation of our named executive officers as disclosed pursuant to the executive compensation disclosure rules of the SEC. Stockholders may vote to approve holding an advisory vote on the compensation of our named executive officers every one, two or three years.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to our stockholders, our board of directors recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders every three years.

We believe that holding an advisory vote on the compensation of our named executive officers every three years, with the flexibility to hold such a vote more frequently if appropriate, is the best approach for the Company at this time for the following reason:

●	A three year cycle is consistent with the long-term focus of our compensation objectives and programs.

●

A longer vote cycle reinforces a longer-term perspective with respect to our executive compensation program, providing our board of directors and our Compensation Committee with time to evaluate the results of the most recent stockholder advisory vote on executive compensation, as well as to develop and implement changes to our compensation policies and practices that may be appropriate, and then providing our board of directors, our Compensation Committee and our stockholders with the opportunity to assess the impact of those changes before the next such stockholder advisory vote.

For the reasons discussed above, our board of directors recommends the stockholders vote in favor of holding an advisory vote on the compensation of our named executive officers every three years. In voting on this advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, stockholders should be aware that they are not voting “for” or “against” the recommendation of our board of directors to vote for a frequency of every three years for holding future advisory votes. Rather, stockholders will be casting votes to recommend an advisory vote on the compensation of our named executive officers which may be every one, two or three years, or they may abstain entirely from voting on the proposal.

The option on the frequency of future advisory votes on the compensation of our named executive officers that receives the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter will be considered by our board of directors and our Compensation Committee as the stockhldesr’ recommendation as to the frequency of future advisory votes on the compensation of our named executive officers. However, the outcome of this advisory vote on the frequency of future advisory votes on the compensation our named executive officers is not binding on us, our board of directors or our Compensation Committee. Nevertheless, our board of directors and our Compensation Committee will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to stockholders for approval at an annual meeting of stockholders within the next three years.

OUR BOARD OF DIRECTORS UNANIMOUSLY recommends AND URGES EACH STOCKHOLDER TO vote FOR “THREE YEARS” WITH RESPECT TO THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon recommendation of the Audit Committee, has appointed SingerLewak LLP (“Singer”) as our independent registered public accounting firm, to audit the accounts of our Company and our subsidiaries for the fiscal year ending December 31, 2018. Singer performed the audit of our consolidated financial statements for the year ended December 31, 2017. We have been advised by Singer that no member of that firm, to the best of its knowledge and belief, has any direct or any material indirect financial interest in our Company or our subsidiaries, and that, during the past three fiscal years, no member of the firm has had any connection with our Company or our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Although we do not expect a representative of Singer to attend our Annual Meeting, if a Singer representative does attend, the representative will respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select Singer as our independent registered public accounting firm for the year ending December 31, 2018, the Audit Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Singer as our independent registered public accounting firm for the year ending December 31, 2018. Notwithstanding ratification of the appointment of Singer as our independent registered public accounting firm for the year ending December 31, 2018, the Audit Committee may select another independent registered public accounting firm for such year without any vote of the stockholders. If the stockholders do not ratify the appointment, the matter of the appointment of the independent registered public accounting firm will be considered by our board of directors and the Audit Committee, but our board of directors and the Audit Committee may choose to retain Singer regardless of the vote.

Our board of directors unanimously recommends and urges each stockholder to vote "FOR" THE RATIFICATION OF the appointment of SingerLewak LLP as our independent registered public accounting firm.

Audit Fees for 2017 and 2016:

The following table summarizes the aggregate fees billed to us by Singer for professional services during the years ended December 31, 2017 and December 31, 2016:

Fees	2017	2016
Audit Fees (1)	$178,024	$168,714
All Other Fees	-	-
Total Fees	$178,024	$168,714

(1) Audit Fees.

Fees for audit services billed in 2017 consisted of:

•	Progress billings for the audits of the Company’s financial statements for 2016 and 2017; and
•	Review of the Company’s quarterly financial statements for 2017.

Fees for audit services billed in 2016 consisted of:

•	Progress billings for the audits of the Company’s financial statements for 2015 and 2016; and
•	Review of the Company’s quarterly financial statements for 2016.

Audit Committee Pre-Approval Policies

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent public accountants on a case-by-case basis. Our Audit Committee approved 100% of the services performed by Singer in 2017 and 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions described above, the Audit Committee recommended to our board of directors in March 2018 that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Walter Weyler, Chairman of Audit Committee

Abdi Mahamedi

Vincent Carrubba

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 21, 2018, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares shown as beneficially owned in the table below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 909,972,342 shares of our common stock were issued and outstanding as of September 21, 2018. Unless otherwise indicated, the address of all directors and named executive officers is 20321 Valencia Circle, Lake Forest, California 92630.

	Common Stock
Name of Beneficial Owner	Number of Shares(1)		Percent of Class(1)

Directors and Named Executive Officers
Lugee Li	416,776,959	(2)	45.3%
Abdi Mahamedi	15,678,003	(3)	1.7%
Walter Weyler	888,333	(4)	*
Isaac Bresnick	408,333	(5)	*
Vincent Carruba	418,334	(6)	*
Tony Chung	3,002,082	(7)	*
Bruce Bromage	5,058,497	(8)	*
Bryce Van	634,750	(9)	*
Paul Hauck	1,856,201	(10)	*

All directors and executive officers as a group (9 persons)	444,721,492		47.7%

5% Shareholders

Liquidmetal Technology Limited	415,066,809	(11)	45.1%
Room 906, Tai Tung Building, 8 Fleming Rd
Wanchai, Hong Kong

Less than one percent

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into common stock, beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 21, 2018. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of September 21, 2018, or securities convertible into common stock within 60 days of September 21, 2018, are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or other convertible securities, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of common stock beneficially owned is based on 909,972,342 shares of common stock outstanding as of September 21, 2018.

(2)	Includes:

(a)

405,000,000 shares of common stock held of record by Liquidmetal Technology Limited. Professor Li is the majority owner, officer and director of Liquidmetal Technology Limited and has sole power to direct the voting and disposition of such shares;

(b)

10,066,809 shares issuable pursuant to a Warrant held by Liquidmetal Technology Limited which is exercisable currently or within 60 days of March 2, 2018. Professor Li is the majority owner, officer and director of Liquidmetal Technology Limited and has sole power to direct the voting and disposition of such shares;

(c)	1,360,150 shares of common stock held of record by Professor Li; and

(d)

350,000 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of September 21, 2018. Does not include 350,000 shares that are issuable pursuant to outstanding stock options, held by Professor Li, that are not exercisable currently or within 60 days of September 21, 2018.

(3)	Includes:

(a)

13,858,908 shares of common stock held of record by Carlyle Holdings, LLC. Mr. Mahamedi has the power to direct the voting and disposition of such shares as the president and sole shareholder of Carlyle Development Group, Inc., which is a managing member of Carlyle Holdings, LLC;

(b)	759,428 shares of common stock held of record by Mr. Mahamedi; and

(c)

1,059,667 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of September 21, 2018. Does not include 370,333 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of September 21, 2018.

(4)

Includes 888,333 shares issuable pursuant to outstanding stock options, held of record by Mr. Weyler, which are exercisable currently or within 60 days of September 21, 2018. Does not include 611,667 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of September 21, 2018.

(5)

Includes 408,333 shares issuable pursuant to outstanding stock options, held of record by Mr. Bresnick, which are exercisable currently or within 60 days of September 21, 2018. Does not include 531,667 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of September 21, 2018.

(6)

Includes 418,334 shares issuable pursuant to outstanding stock options, held of record by Mr. Carrubba, which are exercisable currently or within 60 days of September 21, 2018. Does not include 548,333 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of September 21, 2018.

(7)	Includes:

(a)	85,250 shares of common stock held of record by Mr. Chung; and

(b)

2,916,832 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of September 21, 2018. Does not include 47,917 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of September 21, 2018.

(8)	Includes:

(a)	14,030 shares of common stock held of record by Mr. Bromage; and

(b)

5,044,467 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of September 21, 2018. Does not include 1,235,225 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of September 21, 2018.

(9)

Includes 479,667 shares issuable pursuant to outstanding stock options, held of record by Mr. Van, which are exercisable currently or within 60 days of March 2, 2018. Does not include 436,833 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of March 2, 2018.

(10)

Includes 1,856,201 shares issuable pursuant to outstanding stock options, held of record by Mr. Hauck, which are exercisable currently or within 60 days of September 21, 2018. Note that Mr. Hauck ceased being an employee of the Company on July 6, 2018.

(11)	Includes:

(a)	405,000,000 shares of common stock held of record by Liquidmetal Technology Limited; and

(b)	10,066,809 shares issuable pursuant to a Warrant held by Liquidmetal Technology Limited which is exercisable currently or within 60 days of March 2, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2017, our officers, directors and greater than 10% stockholders filed with the SEC, on a timely basis, all reports required to be filed by Section 16(a) of the Exchange Act. We have relied solely upon the written representations of our officers, directors and greater than 10% stockholders and copies of the reports they have filed with the SEC in providing this information.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers who are not identified under “PROPOSAL 1—ELECTION OF DIRECTORS.”

Name	Age	Position
Bruce Bromage	63	Chief Operating Officer
Bryce Van	35	Vice President- Finance

Bruce Bromage was elected by our board of directors to serve as Chief Operating Officer in October 2017 after serving as Executive Vice President of Business Development and Operations with our Company since November 2012. From April 2002 to August 2010, Dr. Bromage served as Executive Vice President and General Manager of Symmetricom, a publicly traded provider of products for communications infrastructure and systems and was an officer of the company. Responsibilities during his eight years with Symmetricom included Corporate Strategy, M&A Integration, Information Technology, and General Management of the Timing, Test and Measurement Division and the Technology Realization Center. Prior to Symmetricom, Dr. Bromage held senior executive positions with two high-technology startups and managed Strategic Business Development with Hewlett Packard. Dr. Bromage received his Ph.D. in Cognitive Psychology from the University of California, Santa Barbara in 1981 and has completed executive programs with the Stanford Graduate School of Business.

Bryce Van was appointed by our board of directors to serve as our Vice President-Finance and Principal Financial and Accounting Officer in August 2017. Previously, Mr. Van served as our Corporate Controller since joining the Company in August 2013. Mr. Van is a Certified Public Accountant and served seven years at PwC as an Audit Manager for a mix of large and small-cap SEC registrants. He received his B.A. degree in Business Economics from University of California Santa Barbara in 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s compensation policies and practices are developed and implemented through the Compensation Committee of the board of directors.  The Committee’s responsibility is to review and consider annually the performance of the Company’s named executive officers in achieving both corporate and individual goals and objectives, and to assure that the Company’s compensation policies and practices are competitive and effective in incentivizing management.

The Compensation Discussion and Analysis section provides a description of the primary elements of the Company’s fiscal year 2017 compensation program and policies for all executive officers, who are referred to as our named executive officers:

●	Lugee Li, Chairman, President and Chief Executive Officer
●	Bruce Bromage, Chief Operating Officer
●	Bryce Van, Vice President-Finance
●	Isaac Bresnick, Executive Administrator
●	Paul Hauck, Former Vice President- Worldwide Sales and Support
●	Tony Chung, Former Chief Financial Officer

In 2017, our named executive officers effectively completed multiple transactions important to the long-term success of the Company, including the continued expansion of the Company’s sales and marketing network, the related expansion of our sales pipeline for future production orders and licensing transactions, and the relocation of our principal operating facility.

Compensation Committee activities in 2017 included:

●	Evaluating the performance of the Company’s executive officers;
●	Reviewing and approving the total compensation and benefits of the Company’s executive officers, including cash compensation and long-term incentive compensation; and
●	Reviewing and amending guidelines and standards regarding the Company’s compensation practices and philosophy.

For the Company’s named executive officers, the Compensation Committee established compensation levels based, in part, on a framework of compensation benchmarking of comparable companies provided by external compensation consultants. To obtain access to independent compensation data, analysis and advice, an independent compensation consulting firm, PayScale, was retained in 2017 by the Compensation Committee. The principal projects assigned to the consultant include evaluation of the composition of the peer group of companies, evaluation of levels of executive compensation as compared to general market compensation data and the peer companies’ compensation data, and evaluation of proposed compensation programs or changes to existing programs. PayScale does not provide any other services to the Company and works with the Company’s management only on matters for which the Compensation Committee is responsible. The Compensation Committee is required to consider all factors relevant to a compensation consultant’s independence from management. The Compensation Committee has determined that the engagement of PayScale does not raise any independence, conflict of interest or similar concerns.

This section should be read in conjunction with the “Summary Compensation Table” and related tables pertaining to the compensation earned in 2017 by the named executive officers under the caption “Executive Compensation.”

Compensation Philosophy

The Company’s business plan and goals have historically been and continue to be linked to the development of the Company’s proprietary technology and production processes, as well as the commercialization and adoption of the technology within a wide array of markets.  The Company’s annual cash resources are focused on funding the completion of this development process.

It is critical to the development and commercialization of the Company’s technology that the Company attracts and retains well-qualified executives familiar with manufacturing and sale of amorphous metal and bulk metallic glass products.  As a result, the Company’s executive compensation programs seek to maintain a competitive annual salary structure while emphasizing long-term incentives that are connected to the ultimate commercialization and success of the technology.  These programs strive to align the interests of the executive officers and management with those of the Company’s shareholders through the use of equity-based programs.

Elements of Compensation

The Company’s compensation program has four primary components: cash salary, performance-based cash awards, long-term incentives through equity stock awards and benefits.  Each element of the Company’s compensation program has been specifically chosen to reward, motivate and incentivize the executives of the Company through the commercialization phase of the technology and beyond.  The Compensation Committee determines the amount for both total compensation and each compensation element through discussions with the Company’s management, consideration of benchmarking data, past performance and future corporate and individual objectives.

The four basic elements of compensation, described in further detail below, are:

●

SALARY.  Base salaries for the Company’s named executives are determined by the Compensation Committee depending on a variety of factors including the scope of their responsibilities, their leadership skills and values, their performance and length of service.  Salaries for our named executive officers are intended to create a minimum level of compensation that is competitive with other companies, deemed comparable, depending on the prior experience and position of the executive. Decisions regarding salary increases are affected by the named executive’s current salary and the amounts paid to their peers within and outside the Company.

●

LONG-TERM INCENTIVES.  The primary form of incentive compensation that is offered to the Company’s executives consists of long-term incentives in the form of equity awards.  The use of such long-term incentives is intended to focus and align goals of Company executives with those of shareholders and creates a direct interest in the results of operations, long-term performance and achievement of the Company’s long-term goals.

●

PERFORMANCE BASED CASH AWARDS.  The Compensation Committee believes that it is important to offer cash incentives to executives for the achievement of specified objectives that yield increased value for shareholders and will utilize performance based cash awards, on a discretionary basis, to provide additional incentives.

●

BENEFITS.  The Compensation Committee also incorporates retirement, insurance, termination and severance benefits in the compensation program for executive officers.  These benefits are offered to retain top executives, maintain their health and wellness and remain competitive in the industry.  The retirement and insurance benefits are consistent with those benefits offered more broadly to the Company’s employees.

The Company’s overall compensation packages for our named executive officers currently emphasize a mix of the four basic elements of compensation outlined above. With this balancing of both short and long-term incentives, the Company’s overall compensation is established at a level comparable to our peer group of companies, which share a similar focus on both short-term strategies and long-term tactical plans for the development of their respective technologies.

Use of Peer Group

Our main asset consists of our patented technology in the field of amorphous metal manufacturing and our business is primarily focused on development, commercialization and manufacturing of this technology within a wide array of industries.

We have identified a peer group of companies with a similar location and an emphasis of high tech manufacturing.

Benchmarking

The Compensation Committee believes it is important to understand and analyze the current compensation programs of other companies when making compensation decisions.  We traditionally consider the compensation programs of our peers when determining compensation for the named executive officers.  This year the Committee reviewed externally prepared surveys and publicly available information for our peer group companies to compare the components of our compensation program for the executive officers with those of the peer group.

Due to the Company’s unique business plan and current focus on development of the technology, the Compensation Committee exercises its discretion in determining compensation packages that may differ from the peer group.  Nevertheless, the peer group is instructive in assessing elements of compensation and structure for similarly situated companies.

While the Company’s current compensation program for our executive officers differs in certain aspects from our peers, the Compensation Committee generally targets total compensation packages of our named executive officers to be within the 50th percentile of the peer group.

Performance Objectives

For 2017, the Compensation Committee considered performance objectives in the development timelines of our technology, while also taking into account that long-term incentives, including stock options, have already been put in place during the prior four years through issuances from the 2012 Equity Incentive Plan and 2015 Equity Incentive Plans.  Objectives in 2017 included:

●	Continued refinement of the Company’s manufacturing capabilities, inclusive of relocation to a larger manufacturing facility and qualifying lower cost tooling and alloy supplies;
●	Successful delivery of production parts from the Company’s manufacturing center; and
●	Continued expansion of the sales pipeline and identification of suitable applications for the technology.

Elements of 2017 Compensation

1.  SALARY.  In evaluating base salaries for 2017, the Compensation Committee believed it was important to maintain competitive base salary compensation. In 2017, Mr. Bromage’s annual base salary was increased from $240,000 to $291,000 concurrent with this appointment as Chief Operating Officer on October 18, 2017. Mr. Van’s annual salary was set at $210,000 upon his appointment to Vice President-Finance on August 16, 2017, and was later increased to $213,000 to align with market comparisons. Mr. Hauck’s annual base salary was set at $265,000, which was consistent with the previous year. Mr. Bresnick’s annual salary was increased to $154,000 on October 18, 2017 to align with market. Up until his separation from the Company on August 16, 2017, Mr. Chung’s annual base salary was set at $240,000, of which $155,077 was earned as of the separation date. Professor Li is not receiving an annual salary for his service as Chairman, President and Chief Executive Officer.

2.  LONG-TERM INCENTIVES.  The Compensation Committee has chosen to rely upon equity instruments, namely options, in designing compensation packages for executives.  The Compensation Committee views the grant of equity based awards as an incentive for future performance since the value of these equity based awards will increase as the Company’s stock price increases, thereby satisfying the Compensation Committee’s goal of linking executive compensation to share price appreciation over the longer term and promoting the retention of the key executives throughout the development process of our technology.  In 2017, options for the purchase of common stock of 240,000, 120,000, 240,000, 240,000 and 240,000 were granted to Mr. Bromage, Mr. Van, Mr. Hauck, Mr. Bresnick, and Mr. Chung, respectively. Professor Li did not receive any options in 2017 related to his service as Chairman, President and Chief Executive Officer.

3.  CASH AWARDS.  The Compensation Committee elected not to award short-term incentive cash bonuses during 2017 as a means of reducing operating expenses and focusing on fundamental improvements in manufacturing and sales operations. The Compensation Committee continues to value short-term incentive awards as part of the overall compensation mix and will consider granting such awards in future periods.

4.  BENEFITS.  As noted above, retirement and insurance benefits for named executive officers are consistent with those benefits offered more broadly to the Company’s employees.  Termination and severance terms, specifically in instances of change in control, are defined under existing employment agreements, as described below (see “Employment Agreements and Change of Control Agreements”).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company.  Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this document.

THE COMPENSATION COMMITTEE

Vincent Carrubba, Chairman

Walter Weyler

Abdi Mahamedi

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation

Executive Benefits and Perquisites

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the Company during the year ended December 31, 2017: (i) Professor Li, our Chairman, President and Chief Executive Officer; (ii) Bruce Bromage, our Chief Operating Officer; (iii) Bryce Van, our Vice President-Finance, (iv) Paul Hauck, our former Vice-President-Worldwide Sales and Support; (v) Isaac Bresnick, our Executive Administrator; and (vi) Tony Chung, our former Chief Financial Officer. Mr. Chung separated from the Company as of August 16, 2017. Mr. Hauck separated from the Company as of July 6, 2018. These persons are hereafter referred to as our “named executive officers.” The identification of such named executive officers is determined based on the individual’s total compensation for the year ended December 31, 2017, as reported below in the Summary Compensation Table.

Summary Compensation Table

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2017, 2016 and 2015; (ii) the aggregate grant date fair value of stock and option awards granted during 2017, 2016 and 2015, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (R); (iii) the dollar value of earnings for services pursuant to awards granted during 2017, 2016 and 2015 under non-equity incentive plans; (iv) non-qualified deferred compensation earnings during 2017, 2016 and 2015; (v) all other compensation for 2017, 2016, and 2015; and, finally, (vi) the dollar value of total compensation for 2017, 2016 and 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)		Total
Lugee Li,	2017	$-	$-	$-	$-	(2)	$-
Chairman, President and Chief Executive Officer (8)	2016	$-	$-	$-	$-		$-
Bruce Bromage,	2017	$251,770	$-	$-	$45,119	(3)	$296,889
Chief Operating Officer	2016	$240,000	$105,300	$-	$89,991	(3)	$435,291
	2015	$240,000	$107,438	$-	$203,145	(3)	$550,583
Bryce Van,	2017	$170,184	$-	$-	$22,559	(4)	$192,743
Vice President- Finance (9)	2016	$139,100	$36,617	$-	$18,898	(4)	$194,615
	2015	$138,402	$36,971	$-	$40,629	(4)	$216,002
Paul Hauck,	2017	$265,000	$-	$-	$45,119	(5)	$310,119
Executive Vice President- Worldwide Sales and Support (12)	2016	$265,000	$141,270	$-	$119,988	(5)	$526,258
	2015	$240,000	$107,438	$-	$270,860	(5)	$618,298
Isaac Bresnick,	2017	$95,539	$-	$-	$45,119	(6)	$140,658
Executive Administrator (10)	2016	$9,001	$-	$-	$-	(6)	$9,001
Tony Chung,	2017	$155,077	$-	$-	$45,119	(7)	$200,196
Chief Financial Officer (11)	2016	$240,000	$107,438	$-	$203,145	(7)	$550,583
	2015	$200,000	$99,000	$-	$274,547	(7)	$573,547

(1)	Please refer to Note 15 in the accompanying footnotes to the financial statements for discussion of the assumptions used in the valuation of option awards.

(2)	Options to purchase 700,000 shares of our common stock were awarded to Professor Li on May 4, 2016. Such awards were granted while Professor Li was a director of the Company and before his assuming the role of Chairman, President and Chief Executive Officer.

(3)	Options to purchase 240,000, 1,500,000 and 1,500,000 shares of our common stock were awarded to Mr. Bromage on February 7, 2017, February 17, 2016 and January 27, 2015, respectively.

(4)	Options to purchase 120,000 shares of our common stock were awarded to Mr. Van on February 7, 2017.

(5)	Options to purchase 240,000, 2,000,000 and 2,000,000 shares of our common stock were awarded to Mr. Hauck on February 7, 2017, February 17, 2016 and January 27, 2015, respectively.

(6)

Options to purchase 240,000 and 700,000 shares of our common stock were awarded to Mr. Bresnick on February 7, 2017 and December 13, 2016, respectively. The 2016 award was granted while Mr. Bresnick was a Director and before taking a role with the Company.

(7)	Options to purchase 240,000, 1,500,000 and 1,500,000 shares of our common stock were awarded to Mr. Chung on February 7, 2017, February 17, 2016 and January 27, 2015, respectively.

(8)

Professor Li assumed the role of Chairman of the Company’s board of directors on October 26, 2016 and was approved by the board of directors as the Company’s President and Chief Executive Officer on December 13, 2016.

(9)	Mr. Van was appointed as Vice President-Finance on August 16, 2017. Mr. Van had previously served as the Company’s Corporate Controller. Compensation amounts reflect amounts earned in both roles.

(10)	Mr. Bresnick became an employee of the Company effective November 1, 2016.

(11)	Mr. Chung ceased to be an employee of the Company on August 16, 2017.

(12)	Mr. Hauck ceased to be an employee of the Company on July 6, 2018.

For a description of the material terms of employment agreements with our named executive officers, see “Employment Agreements and Change of Control Agreements” below.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the median annual total compensation of our employees and the annual total compensation of Professor Li, our Chief Executive Officer. For the year ended December 31, 2017:

●	the annual total compensation of our median employee was reasonably estimated to be $110,000; and
●	the annual total compensation of Professor Li was $0.

Because Professor Li did not receive any compensation or employer-paid welfare benefits from the Company in 2017, we cannot provide a ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

We identified our median employee using a multi-step process. First, we examined the base salaries and wages of all individuals employed by us on December 31, 2017 (other than Professor Li), to identify the median base salary of all our employees. We annualized wages and salaries for all employees who were hired after January 1, 2017, as permitted by SEC rules. We then calculated the total compensation of each of the employees to whom we paid the median base salary according to the same rules we use to calculate the total compensation of our named executive officers reported in the Summary Compensation Table, including the value stock option grants. We selected the individual within such group whose total compensation was at the median to serve as our median employee whose compensation is disclosed above.

Equity Compensation Plan Information

Our executive officers, directors and all of our employees are allowed to participate in our equity inventive plans. We believe that providing them with the ability to participate in such plans provides them with a further incentive towards ensuring our success and accomplishing our corporate goals.

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights [a]	Weighted-average exercise price of outstanding options, warrants, and rights [b]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a]) [c]
Equity compensation plans approved by stockholders	21,759,994	$0.20	3,125,261
Equity compensation plans not approved by stockholders	12,675,000	0.13	18,096,202
Total	34,434,994	$0.17	21,221,463

2017 Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards during 2017 to the named executive officers:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option awards ($)
Lugee Li	-	-	$-	$-
Bruce Bromage	2/7/2017	240,000	$0.23	$45,119
Bryce Van	2/7/2017	120,000	$0.23	$22,559
Paul Hauck	2/7/2017	240,000	$0.23	$45,119
Issac Bresnick	2/7/2017	240,000	$0.23	$45,119
Tony Chung	2/7/2017	240,000	$0.23	$45,119

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2017, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Lugee Li	221,667	478,333	(1)	-	$0.13	5/4/2026	-	-	-	-
Bruce Bromage	1,278,375	56,817	(2)	-	$0.08	2/6/2023	-	-	-	-
	1,306,783	397,717	(3)	-	$0.29	2/5/2024	-	-	-	-
	875,000	625,000	(4)	-	$0.14	1/28/2025	-	-	-	-
	550,000	950,000	(5)	-	$0.07	2/17/2026	-	-	-	-
	-	240,000	(6)	-	$0.23	2/7/2027	-	-	-	-
Bryce Van	40,000	50,000	(7)	-	$0.15	10/23/2023	-	-	-	-
	230,000	70,000	(3)	-	$0.29	2/5/2024	-	-	-	-
	40,000	125,000	(4)	-	$0.14	1/28/2025	-	-	-	-
	42,000	199,500	(5)	-	$0.07	2/17/2016	-	-	-	-
	-	120,000	(6)	-	$0.23	2/7/2027	-	-	-	-
Paul Hauck	1,483,300	798,700	(8)	-	$0.27	3/4/2024	-	-	-	-
	166,667	833,333	(4)	-	$0.14	1/28/2025	-	-	-	-
	166,666	1,266,667	(5)	-	$0.07	2/17/2026	-	-	-	-
	-	240,000	(6)	-	$0.07	2/7/2027	-	-	-	-
Isaac Bresnick	140,000	560,000	(9)	-	$0.25	12/13/2026	-	-	-	-
	-	240,000	(6)	-	$0.23	2/7/2027	-	-	-	-
Tony Chung	100,000	-		-	$0.124	8/16/2018	-	-	-	-
	732,374	-		-	$0.08	8/16/2018	-	-	-	-
	732,375	-		-	$0.29	8/16/2018	-	-	-	-
	825,000	-		-	$0.14	8/16/2018	-	-	-	-
	500,000	-		-	$0.07	8/16/2018	-	-	-	-
	75,000	-	(10)	-	$0.38	10/18/2027	-	-	-	-

(1)	The shares underlying these grants vest 20% following the first anniversary of the grant date of May 4, 2016, and on a monthly basis following such date for the remaining four years thereof.

(2)	The shares underlying these grants vest 20% following the first anniversary of the grant date of February 6, 2013, and on a monthly basis following such date for the remaining four years thereof.

(3)	The shares underlying these grants vest 20% following the first anniversary of the grant date of February 5, 2014, and on a monthly basis following such date for the remaining four years thereof.

(4)	The shares underlying these grants vest 20% following the first anniversary of the grant date of January 27, 2015, and on a monthly basis following such date for the remaining four years thereof.

(5)	The shares underlying these grants vest 20% following the first anniversary of the grant date of February 17, 2016, and on a monthly basis following such date for the remaining four years thereof.

(6)	The shares underlying these grants vest 33.33% following the first anniversary of the grant date of February 7, 2017, and on a monthly basis following such date for the remaining two years thereof.

(7)	The shares underlying these grants vest 20% following the first anniversary of the grant date of October 23, 2013, and on a monthly basis following such date for the remaining four years thereof.

(8)	The shares underlying these grants vest 20% following the first anniversary of the grant date of March 3, 2014, and on a monthly basis following such date for the remaining four years thereof.

(9)	The shares underlying these grants vest 20% following the first anniversary of the grant date of December 13, 2016, and on a monthly basis following such date for the remaining four years thereof.

(10)

The shares underlying these grants vest 33.33% following the first anniversary of the grant date of October 18, 2017, and on a monthly basis following such date for the remaining two years thereof. These awards were granted as part of Mr. Chung’s role as a Director of the Company. See “Director Compensation.”

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises and restricted stock vesting during 2017 for each named executive officer.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lugee Li	-	-	-	-

Bruce Bromage	-	-	-	-

Bryce Van	-	-	-	-

Paul Hauck	1,566,667	306,000	-	-

Isaac Bresnick	-	-	-	-

Tony Chung	-	-	-	-

Employment Agreements and Change of Control Agreement

On August 16, 2017, the Company and Tony Chung, the Company’s former Chief Financial Officer, entered into a Separation Agreement and General Release pursuant to which Mr. Chung resigned as an officer and employee of the Company (the “Tony Chung Separation Agreement”). The Tony Chung Separation Agreement provided for the payment of severance compensation to Mr. Chung in the form of a continuation of his base annual salary of $240,000 (subject to tax withholdings) for a period of 12 months and reimbursement for COBRA healthcare coverage for a period of 12 months. In addition, it provided for the accelerated vesting of 247,650 of the unvested stock options held by Mr. Chung as of the separation date and the extension of the exercise period of his options until the first anniversary of the date of the Tony Chung Separation Agreement. This resulted in a total of 2,889,749 stock options being exercisable by Mr. Chung as of the separation date and resulted in an additional $89,000 of stock-based compensation expense during the year ended December 31, 2017. In connection with the Tony Chung Separation Agreement, Mr. Chung and the Company granted each other mutual general releases subject to customary exceptions. As of December 31, 2017 and December 31, 2016, the Company had accrued liabilities totaling $164,000 and $0, respectively, relating to the Tony Chung Separation Agreement.

On March 10, 2016, the Company amended its Change of Control Agreements with its named executive officers (the “Change of Control Agreements”). As so amended, the Change of Control Agreements provide that if the executive officer’s employment with the Company is terminated without cause during the one-year period after a change of control of the Company, then the terminated officer will receive a lump sum severance compensation in an amount equal to twelve months of his then-current base salary. The executive officers will each also be entitled to the above-described severance compensation in the event he terminates his own employment within one year after a change of control because of a salary decrease, assignment to a lower-level position or a required move of more than 25 miles. In addition to the above-described severance compensation, upon any termination described in this paragraph, all unvested stock options related to these officers will automatically and immediately vest and shall thereafter be exercisable in accordance with the terms and provisions of the applicable award agreements. “Change of control” is defined in the Change of Control Agreements, with certain exceptions, as a merger of the Company with a third-party, the sale of all or substantially all of the Company’s assets or the acquisition by a single person or group of more than 50% of the combined voting power of the Company’s outstanding securities. “Cause” is defined in the Change of Control Agreements to include fraud, embezzlement, dishonesty, material harm to the Company or an uncured failure to adequately perform job duties, among other things.

Professor Li does not have an employment agreement or change of control agreement with the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and summary set forth estimated potential payments the Company would be required to make to our named executive officers upon termination of employment or change in control of the Company, pursuant to each executive’s employment agreement in effect at year end.  Except as otherwise indicated, the table assumes that the triggering event occurred on December 31, 2017.

Name	Benefit	Termination without Cause ($)	Death ($)	Termination Following Change of Control ($)

Lugee Li (1)	Salary	-	-	-
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation	-	-	-
	Total Value	-	-	-

Bruce Bromage (2)	Salary	-	-	291,000
	Bonus	-	-	-
	Equity Acceleration	-	-	255,980
	Benefits Continuation	-	-	32,690
	Total Value	-	-	579,670

Bryce Van (2)	Salary	-	-	213,000
	Bonus	-	-	-
	Equity Acceleration	-	-	62,404
	Benefits Continuation	-	-	7,639
	Total Value	-	-	283,043

Isaac Bresnick (2)	Salary	-	-	154,000
	Bonus	-	-	-
	Equity Acceleration	-	-	124,576
	Benefits Continuation	-	-	14,519
	Total Value	-	-	293,095

(1)	Professor Li does not have an employment agreement, nor is he currently receiving any form of compensation from the Company.
(2)

Severance amounts also apply if Mr. Bromage, Mr. Van, and/or Mr. Bresnick terminate their own employment within one year after a change of control because of a salary decrease, assignment to a lower-level position or a required move of more than 25 miles.

401(k) Savings Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers all of our employees. Pursuant to our 401(k) plan, participants may elect to reduce their current compensation, on a pre-tax basis, by an amount up to the statutorily prescribed annual limit and have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan permits us, in our sole discretion, to make additional employer contributions to the 401(k) plan. However, we do not currently make employer contributions to the 401(k) plan and may not do so in the future. As such, contributions by employees or by us to the 401(k) plan, and the income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and we can deduct our contributions, if any, at the time they are made.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Compensation Risk Considerations

When establishing and reviewing our compensation programs, the Compensation Committee considers whether such compensation programs for all employees, including our named executive officers, encourage unnecessary or excessive risk taking. We believe that our compensation programs are balanced and do not encourage unnecessary or excessive risk. We believe we have achieved this by striking an appropriate balance between short-term and long-term incentives and by using a variety of key business measurement metrics that promote disciplined progress towards longer-term company goals to assess performance under our compensation program.

Director Compensation

The following table sets forth information regarding the compensation received by each of our non-employee directors serving during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abdi Mahamedi	$15,000	-	$37,599	(1)	-	-	-	$52,599
Walter Weyler	$20,000	-	$56,398	(2)	-	-	-	$76,398
Vincent Carrubba	$18,750	-	$52,706	(3)	-	-	-	$71,456
Tony Chung	$7,500	-	$22,581	(4)	-	-	-	$30,081
Richard Sevcik (5)	$5,000		$-		-	-	-	$5,000

(1)	Options to purchase 200,000 shares of our common stock were awarded to Mr. Mahamedi on February 7, 2017.
(2)	Options to purchase 300,000 shares of our common stock were awarded to Mr. Weyler on February 7, 2017.
(3)	Options to purchase 200,000 and 66,667 shares of our common stock were awarded to Mr. Carrubba on February 7, 2017 and May 3, 2017, respectively.
(4)	Options to purchase 75,000 shares of our common stock were awarded to Mr. Chung on October 18, 2017.
(5)	Mr. Sevcik resigned from our board on March 7, 2017.

Our non-employee directors receive certain compensation for their services and are reimbursed for expenses incurred in attending board and committee meetings, as determined by the board of directors. Each non-employee director received an annual base fee of $15,000. In addition, each non-employee director receives annual fees to act as chairmen or members of the various sub-committees of the board of directors. Such fees are $5,000 per member. All fees are paid quarterly in arrears.

We have a 2012 Equity Incentive Plan and a 2015 Equity Incentive Plan pursuant to which our non-employee directors are entitled to receive stock options. Each non-employee director in office on February 7, 2017 received an annual grant of options to purchase 200,000 shares of our common stock. In addition, non-employee directors may be entitled to receive options on a case by case basis, in an amount determined by our board of directors or the Compensation Committee in its respective discretion, to purchase shares of common stock upon initial election to the board of directors. In determining the number of options granted to a director upon initial election, the Compensation Committee uses its judgment and, consistent with our compensation objectives, maintains the flexibility necessary to recruit qualified and experienced directors. In connection with Mr. Chung’s election as a director on August 16, 2017, the Compensation Committee approved a grant of options to purchase 75,000 shares of common stock. All options granted under the plans have an exercise price equal to the fair market value of our common stock on the date of the grant. These stock options have a 10-year term and are exercisable pursuant to an equal 3-year vesting schedule, and remain exercisable for certain periods of time after a person is no longer a director.

No director who is an employee will receive separate compensation for services rendered as a director. However, our employee directors are eligible to participate in our 2012 and 2015 Equity Incentive Plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On August 16, 2017, we entered into a Separation Agreement and General Release pursuant to which Mr. Chung resigned as an officer and employee of the Company (the “Tony Chung Separation Agreement”). The Tony Chung Separation Agreement provided for the payment of severance compensation to Mr. Chung in the form of a continuation of his base annual salary of $240,000 (subject to tax withholdings) for a period of 12 months and reimbursement for COBRA healthcare coverage for a period of 12 months. In addition, it provided for the accelerated vesting of 247,650 of the unvested stock options held by Mr. Chung as of the separation date and the extension of the exercise period of his options until the first anniversary of the date of the Tony Chung Separation Agreement. This resulted in a total of 2,889,749 stock options being exercisable by Mr. Chung as of the separation date and resulted in an additional $89,000 of stock-based compensation expense during the year ended December 31, 2017. In connection with the Tony Chung Separation Agreement, Mr. Chung and the Company granted each other mutual general releases subject to customary exceptions. As of December 31, 2017 and December 31, 2016, the Company had accrued liabilities totaling $164,000 and $0, respectively, relating to the Tony Chung Separation Agreement.

On March 10, 2016, we entered into a Purchase Agreement with Liquidmetal Technology Limited, providing for the purchase of 405,000,000 shares of our common stock for an aggregate purchase price of $63,400,000 (the “2016 Purchase Agreement”). Liquidmetal Technology Limited is a newly formed company owned by Professor Li. In connection with the 2016 Purchase Agreement and also on March 10, 2016 we entered into a license agreement pursuant to which we entered into a cross-license with Eontec of our respective technologies. Eontec is a publicly held Hong Kong corporation of which Professor Li is the Chairman and major shareholder. As of December 31, 2017, Professor Li is a greater-than 5% beneficial owner of our common stock and serves as our Chairman, President, and Chief Executive Officer. Equipment and services procured from Eontec were $877,000, $68,000, and $0 during the years ended December 31, 2017, 2016 and 2015, respectively.

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved or ratified by the Audit Committee of our board of directors. The Audit Committee of our board of directors has not adopted specific procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case by case basis. Our policy is to require that all compensation-related matters be recommended for board of directors approval by the Compensation Committee. During the last fiscal year and through the date of this proxy statement, no transactions with a related party occurred that required a waiver of this policy and no transactions with a related party occurred in which we did not follow this policy.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2019 annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2019 annual meeting, your proposal must be received by us by June 3, 2019, and must otherwise comply with Rule 14a-8. However, if the date of the 2019 annual meeting has been changed by more than 30 days from the date of the 2018 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. While our board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act and the rules promulgated thereunder, including Rule 14a-8.

Proposals pursuant to our Bylaws.  With respect to stockholder proposals for our 2019 annual meeting, our bylaws provide certain requirements for advance notification by stockholders. In order to be timely, a stockholder’s written notice must be delivered to, or mailed and received by, our Secretary at 20321 Valencia Circle, Lake Forest, California 92630 not less than 120 days prior to the date of the meeting. Any such notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our Company’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS

Householding of Proxy Materials

Pursuant to, and in accordance with, the rules of the SEC, where allowed, we are delivering only one copy of this proxy statement and our annual report or one copy of the Notice of Internet Availability of Proxy Materials (as applicable) to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and our annual report or our Notice of Internet Availability of Proxy Materials to any stockholder at a shared address to which a single copy was delivered. If you are a stockholder residing at a shared address and would like to request an additional copy of this proxy statement or our annual report or our Notice of Internet Availability of Proxy Materials now or with respect to future mailings (or to request to receive only one copy of this proxy statement and our annual report or our Notice of Internet Availability of Proxy Materials if you are currently receiving multiple copies), then please call or write Liquidmetal Technologies, Inc., Attention: Investor Relations at 20321 Valencia Circle, Lake Forest, California 92630; telephone number (949) 635-2120.

Additional Matters at Annual Meeting

If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them. The board of directors is not aware of any such other matters that may come before the Annual Meeting.

By Order of the Board of Directors,

/s/ Lugee Li Lugee Li Chairman, President and Chief Executive Officer October 5, 2018

LIQUIDMETAL®

LIQUIDMETAL TECHNOLOGIES, INC.
ATTN: BRYCE VAN
20321 VALENCIA CIRCLE
LAKE FOREST, CA 92630

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The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Lugee Li   02 Abdi Mahamedi   03 Walter Weyler   04 Vincent Carrubba   05 Tony Chung
06 Isaac Bresnick

The Board of Directors recommends you vote FOR proposals 2, 4 and 3 years on proposal 3.

	For	Against	Abstain
2. Advisory approval of the compensation of our named executive officers;	☐	☐	☐

	1 year	2 years	3 years	Abstain
3. Advisory vote to approve the frequency of holding future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and the Company's Annual Report on Form 10-k for the year ended December 31, 2017 are available at www.proxyvote.com

LIQUIDMETAL TECHNOLOGIES, INC.
Annual Meeting of Stockholders
November 15, 2018 9:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bruce Bromage and Bryce Van, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LIQUIDMETAL TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, PDT on November 15, 2018 at Ayres Suites Mission Viejo, 28941 Los Alisos Blvd, CA 92692, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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*** Exercise Your *Right* to Vote ***

LIQUIDMETAL TECHNOLOGIES, INC.

LIQUIDMETAL®

LIQUIDMETAL TECHNOLOGIES, INC.
ATTN: BRYCE VAN
20321 VALENCIA CIRCLE
LAKE FOREST, CA 92630

Meeting Information

Meeting Type: Annual Meeting
For holders as of: September 21, 2018
Date: November 15, 2018 **Time:** 9:00 AM PDT
Location: Liquidmetal Technologies, Inc.
Ayres Suites Mission Viejo
28941 Los Alisos Blvd, Mission Viejo, CA 92692

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000389121_1 R1.0.1.17

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. and the Company's Annual Report on Form 10-k for the year ended December 31, 2017

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 01, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Lugee Li   02 Abdi Mahamedi   03 Walter Weyler   04 Vincent Carrubba   05 Tony Chung
06 Isaac Bresnick

The Board of Directors recommends you vote FOR proposals 2, 4 and 3 years on proposal 3.

2. Advisory approval of the compensation of our named executive officers;

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